UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2010
DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE	19899

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code 302-478-5142
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Effective April 30, 2010, in connection with his retirement from the Company, Robert M. Smith, Jr. retired from the Board of Directors of the Company. On May 5, 2010, the Board reduced its size from eleven to ten members.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 4, 2010, the Company held its 2010 Annual Meeting of Stockholders. The voting results for the election of directors were as follows:

		Votes
	Votes	Against/
	For	Withheld
Class A Director:
Philip R. O’Connor	39,285,119	3,389,407
Directors:
Robert Rosenkranz	87,684,414	3,155,448
Donald A. Sherman	87,337,518	3,502,344
Kevin R. Brine	90,163,965	675,897
Edward A. Fox	87,724,198	3,115,664
Steven A. Hirsh	90,187,144	652,718
Harold F. Ilg	87,529,581	3,310,281
James M. Litvack	90,187,072	652,790
James N. Meehan	89,558,297	1,281,565
Robert F. Wright	87,297,502	3,542,360
The voting results for all other matters acted upon at the meeting, each of which was approved, were as follows:
The proposal to approve the Company’s 2010 Outside Directors Stock Plan received 62,914,904 votes for approval and 27,912,638 votes against approval, with 12,574 votes abstaining and 2,924,726 broker non-votes. The proposal to approve the Company’s 2010 Employee Stock Purchase Plan received 90,312,700 votes for approval and 520,701 votes against approval, with 6,461 votes abstaining and 2,924,980 broker non-votes. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 received 90,763,769 votes for approval and 2,984,733 votes against approval, with 16,340 votes abstaining.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.
/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: May 6, 2010